                       [BANK OF AMERICA SECURITIES LOGO]
-------------------------------------------------------------------------------

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

RMBS NEW ISSUE TERM SHEET

FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
Offered Certificates: A-1, A-2, A-3, A-4, M-1, M-2, M-3, M-4, M-5, M-6, M-7,
M-8, M-9 & M-10

$468,270,000 (APPROXIMATE)

ASSET BACKED FUNDING CORPORATION
Depositor

BANK OF AMERICA, NATIONAL ASSOCIATION
Sponsor

FIRST FRANKLIN FINANCIAL CORPORATION
Originator

NATIONAL CITY HOME LOAN SERVICES, INC.
Servicer

CLAYTON FIXED INCOME SERVICES INC. (FORMERLY KNOWN AS THE MURRAYHILL COMPANY) Credit Risk Manager



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


FEBRUARY 14, 2006




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received certain additional information. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

     o   SUMMARY OF CERTIFICATES                                          P. 4

     o   IMPORTANT DATES AND CONTACTS                                     P. 5

     o   SUMMARY OF TERMS                                                 P. 7

     o   CREDIT ENHANCEMENT                                               P. 9

     o   PASS-THROUGH RATES                                               P. 11

     o   SWAP AGREEMENT                                                   P. 12

     o   TRIGGER EVENTS                                                   P. 14

     o   INTEREST AND PRINCIPAL DISTRIBUTIONS                             P. 15

     o   COLLATERAL TABLES                                                P. 21




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                    SUMMARY OF CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------
                                                                     Expected           Expected
              Expected                             Expected      Principal Window    INITIAL Credit
             Approximate    Interest  Principal    WAL (yrs)          (mos)            Enhancement      Expected Ratings
  Class      Size ($)(1)      Type       Type      CALL/MAT          CALL/MAT          Percentage     S&P   MOODY'S  FITCH
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   A-1      152,118,000     Floating   Sen Seq    1.00/ 1.00     1 to 20/ 1 to 20        27.45%      AAA      Aaa      AAA
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   A-2       79,481,000     Floating   Sen Seq    2.00/ 2.00    20 to 28/ 20 to 28       27.45%      AAA      Aaa      AAA
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   A-3       94,509,000     Floating   Sen Seq    3.38/ 3.38    28 to 70/ 28 to 70       27.45%      AAA      Aaa      AAA
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   A-4       27,777,000     Floating   Sen Seq    6.35/ 8.28    70 to 77/ 70 to 172      27.45%      AAA      Aaa      AAA
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-1       25,852,000     Floating     Mezz     4.72/ 5.19    43 to 77/ 43 to 152      22.15%      AA+      Aa1      AA+
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-2       21,951,000     Floating     Mezz     4.62/ 5.07    41 to 77/ 41 to 145      17.65%       AA      Aa2       AA
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-3       10,731,000     Floating     Mezz     4.57/ 5.02    40 to 77/ 40 to 138      15.45%      AA-      Aa3      AA-
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-4       7,804,000      Floating     Mezz     4.56/ 4.99    40 to 77/ 40 to 134      13.85%       A+      Aa3       A+
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-5       9,268,000      Floating     Mezz     4.54/ 4.96    39 to 77/ 39 to 130      11.95%       A       A1        A
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-6       6,829,000      Floating     Mezz     4.54/ 4.94    39 to 77/ 39 to 126      10.55%       A-      A2        A-
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-7       10,000,000     Floating     Mezz     4.52/ 4.90    38 to 77/ 38 to 122       8.50%      BBB+     A3       BBB+
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-8       8,048,000      Floating     Mezz     4.52/ 4.87    38 to 77/ 38 to 115       6.85%      BBB     Baa1      BBB+
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
   M-9       5,609,000      Floating     Mezz     4.52/ 4.83    38 to 77/ 38 to 108       5.70%      BBB-    Baa2      BBB
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------
  M-10       8,293,000      Floating     Mezz     4.50/ 4.75    37 to 77/ 37 to 103       4.00%       NR     Baa3      BBB-
---------- --------------- ---------- ----------- ------------ --------------------- -------------- ------- -------- ---------


(1) The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.


STRUCTURE:
----------
(1) The margins on the Class A Certificates will double and the margins on the Class M Certificates will increase to 1.5x their original margins after the Optional Termination Date.
(2) The Offered Certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PRICING SPEED
--------------------------------------------------------------------------------
ADJUSTABLE-RATE           100% ARM PPC
MORTGAGE LOANS            100% ARM PPC assumes that prepayments start at 4% CPR
                          in month one, increase by approximately 1.348% each month to 35% CPR in month twenty-four, and remain at 35% CPR thereafter.

FIXED-RATE MORTGAGE       100% FRM PPC
LOANS                     100% FRM PPC assumes that prepayments start at 2.3%
                          CPR in month one, increase by 2.3% each month to 23%
                          CPR in month ten, and remain at 23% CPR thereafter.


-------------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY OF IMPORTANT DATES
-------------------------------------------------------------------------------------------------------------------------------
DEAL INFORMATION                                                      COLLATERAL INFORMATION
Expected Pricing                     February 16, 2006                Cut-off Date                      February 1, 2006
Expected Settlement                  February 28, 2006
First Distribution                   March 27, 2006
Expected Stepdown                    March 25, 2009


BOND INFORMATION
                                      Initial                                         Expected                  REMIC
                                      Accrual                         Delay        Last Scheduled              Maturity
    Class           Dated Date          Days       Accrual Method      Days     Distribution Date(1)           Date (2)
     A-1        February 28, 2006        0             Act/360          0          April 25, 2026           March 25, 2035
     A-2        February 28, 2006        0             Act/360          0         October 25, 2029          March 25, 2035
     A-3        February 28, 2006        0             Act/360          0         January 25, 2035          March 25, 2035
     A-4        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-1        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-2        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-3        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-4        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-5        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-6        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-7        February 28, 2006        0             Act/360          0         January 25, 2036          March 25, 2035
     M-8        February 28, 2006        0             Act/360          0        December 25, 2035          March 25, 2035
     M-9        February 28, 2006        0             Act/360          0        November 25, 2035          March 25, 2035
    M-10        February 28, 2006        0             Act/360          0         October 25, 2035          March 25, 2035
-------------------------------------------------------------------------------------------------------------------------------


(1) The Expected Last Scheduled Distribution Date has been calculated on the basis of the modeling assumptions, the assumption that there are no prepayments and that no optimal termination occurs.
(2) The REMIC Maturity Date is the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    CONTACTS
-------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC

MORTGAGE TRADING/SYNDICATE             Tel:  (212) 847-5095
--------------------------
                                       Fax: (212) 847-5143

Patrick Beranek                        patrick.beranek@bankofamerica.com
Charlene Balfour                       charlene.c.balfour@bankofamerica.com
Siddhartha Bothra                      siddhartha.bothra@bofasecurities.com

PRINCIPAL FINANCE GROUP                Fax: (212) 847-5040
-----------------------
Juanita Deane-Warner                   Tel: (212) 583-8405
                                       juanita.l.deane-warner@bankofamerica.com
Rajneesh Salhotra (Structuring)        Tel: (212) 847-5434
                                       rajneesh.salhotra@bankofamerica.com
Shaun Ahmad                            Tel: (704) 387-2658
                                       shaun.ahmad@bankofamerica.com
Pauwla Rumli                           Tel: (212) 583-8447
                                       pauwla.rumli@bankofamerica.com
Luna Nguyen (Collateral)               Tel: (704) 683-4190
                                       luna.nguyen@bankofamerica.com
RATING AGENCIES
---------------
Vanessa Purwin - Fitch                 (212) 908-0633
Kruti Muni - Moody's                   (201) 915-8733
Jonathan Conon - S&P                   (212) 438-2037
-------------------------------------------------------------------------------




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                SUMMARY OF TERMS
-------------------------------------------------------------------------------

TITLE OF SECURITIES:               First Franklin Mortgage Loan Trust
                                   2006-FFH1
                                   Asset-Backed Certificates, Series 2006-FFH1
                                   (the "Trust").


CLASS A CERTIFICATES:              The Class A-1, Class A-2, Class A-3 and Class
                                   A-4 Certificates.

CLASS M CERTIFICATES:              The Class M-1, Class M-2, Class M-3, Class
                                   M-4, Class M-5, Class M-6, Class M-7, Class
                                   M-8, Class M-9 and Class M-10 Certificates.

NON-OFFERED CERTIFICATES:          Class CE, Class P and Class R.

OFFERING TYPE:                     All the Class A and Class M Certificates (the
                                   "Offered Certificates") will be offered
                                   publicly pursuant to a Prospectus.

DEPOSITOR:                         Asset Backed Funding Corporation.

SPONSOR:                           Bank of America, National Association.

ORIGINATOR:                        First Franklin Financial Corporation ("First
                                   Franklin").

SERVICER:                          National City Home Loan Services, Inc.

SWAP PROVIDER:                     TBD.

TRUSTEE:                           Wells Fargo Bank, N.A.

CREDIT RISK MANAGER:               Clayton Fixed Income Services Inc. (formerly
                                   known as The Murrayhill Company).

LEAD MANAGER AND BOOKRUNNER:       Banc of America Securities LLC.

CLOSING DATE:                      On or about February 28, 2006.

TAX STATUS:                        All Offered Certificates represent REMIC
                                   regular interests and, to a limited extent, interests in certain notional principal contract payments including basis risk interest carryover payments pursuant to the payment priorities in the transaction.

ERISA ELIGIBILITY:                 Subject to certain conditions as further
                                   described in the prospectus supplement, after the termination of the Supplemental Interest
                                   Trust, the Class A Certificates are expected to be eligible for purchase by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of
                                   1974, as amended (the "Code") so long as certain conditions are met. Prior to termination of the Supplemental Interest
                                   Trust, such a plan that meets the
                                   requirements of an investor-based class
                                   exemption is expected to be eligible to
                                   purchase the Class A Certificates. A
                                   fiduciary of an employee benefit plan must determine that the purchase of a Class A
                                   Certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

SMMEA ELIGIBILITY:                 The Class A, Class M-1, Class M-2, Class M-3
                                   and Class M-4 Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

DISTRIBUTION DATES:                The 25th of each month, or if such day is not
                                   a business day, the next succeeding business day, beginning in March 2006.

ACCRUED INTEREST:                  The price to be paid by investors for the
                                   Offered Certificates will not include accrued interest (settle flat).

DAY COUNT:                         With respect to the Offered Certificates,
                                   Actual/360.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                SUMMARY OF TERMS
-------------------------------------------------------------------------------


PAYMENT DELAY:                     With respect to the Offered Certificates, 0
                                   days.

SERVICING FEE RATE:                Approximately 0.50% per annum on the
                                   aggregate principal balance of the Mortgage
                                   Loans.

CREDIT RISK MANAGER FEE RATE:      Approximately 0.0150% per annum on the
                                   aggregate principal balance of the Mortgage
                                   Loans.

CUT-OFF DATE:                      The close of business on February 1, 2006.

MORTGAGE LOANS:                    As of the Cut-off Date, the aggregate
                                   principal balance of the Mortgage Loans was approximately $487,781,534. The pool of
                                   Mortgage Loans consist of fixed-rate and adjustable-rate first lien Mortgage Loans
                                   (the "Mortgage Loans").

OPTIONAL TERMINATION DATE:         The first Distribution Date on which the
                                   aggregate principal balance of the Mortgage
                                   Loans declines to 10% or less of the
                                   aggregate principal balance of the Mortgage
                                   Loans.

MONTHLY SERVICER ADVANCES:         The Servicer will be obligated to advance its
                                   own funds in an amount equal to the aggregate of all payments of principal and interest
                                   (net of any Servicing Fees) that were due during the related due period on the Mortgage
                                   Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                               CREDIT ENHANCEMENT
-------------------------------------------------------------------------------


CREDIT ENHANCEMENT:                Credit enhancement for the structure is
                                   provided by excess interest,
                                   overcollateralization, subordination and any
                                   Net Swap Payments made to the Trust.


EXPECTED CREDIT SUPPORT
PERCENTAGE:
                                                  Initial
                                                  Credit      After-Stepdown
                                    Class         Support         Support
                                    -----         -------     ---------------
                                      A            27.45%          54.90%
                                     M-1           22.15%          44.30%
                                     M-2           17.65%          35.30%
                                     M-3           15.45%          30.90%
                                     M-4           13.85%          27.70%
                                     M-5           11.95%          23.90%
                                     M-6           10.55%          21.10%
                                     M-7            8.50%          17.00%
                                     M-8            6.85%          13.70%
                                     M-9            5.70%          11.40%
                                    M-10            4.00%           8.00%


TARGETED OVERCOLLATERALIZATION     The Targeted Overcollateralization Amount
AMOUNT:                            means as of any Distribution Date, (x) prior
                                   to the Stepdown Date, approximately 4.00% of the aggregate Principal Balance of the Mortgage Loans on the Cut-off Date and (y) on or after the Stepdown Date, (i) if a Trigger
                                   Event has not occurred, the greater of
                                   approximately (a) 8.00% of the aggregate
                                   Principal Balance of the Mortgage Loans at the end of the related collection period after giving effect to prepayments in the related prepayment period and (b) 0.50% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization
                                   Amount for the immediately preceding
                                   Distribution Date.

STEPDOWN DATE:                     The earlier to occur of (i) the Distribution
                                   Date following the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in March 2009 and (b) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 54.90%.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                               CREDIT ENHANCEMENT
--------------------------------------------------------------------------------

REALIZED LOSSES:                  A Realized Loss is (i) as to any Mortgage Loan
                                  that is liquidated, the unpaid principal balance thereof less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related mortgaged property which are applied to the principal balance of such Mortgage Loan, (ii) to the extent of the amount of any reduction of principal balance by a bankruptcy court of the mortgaged property at less than the amount of the Mortgage Loan and (iii) a reduction in the principal balance of a Mortgage Loan resulting from a modification by the Servicer.

                                  All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first, to the Monthly Excess Cashflow Amount; second, in reduction of the Overcollateralization Amount; third, to the Class M-10 Certificates; fourth, to the Class M-9 Certificates; fifth, to the M-8 Certificates; sixth, to the Class M-7 Certificates; seventh, to the M-6 Certificates; eighth, to the Class M-5 Certificates; ninth, to the Class M-4 Certificates; tenth, to the Class M-3 Certificates; eleventh, to the Class M-2 Certificates; and twelfth, to the Class M-1 Certificates. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

SENIOR ENHANCEMENT PERCENTAGE:    The Senior Enhancement Percentage for any
                                  Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate
                                  Certificate Principal Balance of the Class M
                                  Certificates before taking into account the distribution of the Principal Distribution
                                  Amount on such Distribution Date and (ii) the Overcollateralization Amount after taking into account the distribution of the Principal
                                  Distribution Amount as of the prior
                                  Distribution Date by (y) the sum of the
                                  aggregate principal balance of the Mortgage
                                  Loans as of the last day of the related
                                  collection period after giving effect to principal prepayments in the related prepayment period.



Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                               PASS-THROUGH RATES*
--------------------------------------------------------------------------------

The Certificate Interest Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the Pass-Through Rate for such Distribution Date and (y) the Pool Cap for such Distribution Date.

PASS-THROUGH RATE:                The Pass-Through Rate for the Certificates is
                                  the lesser of:
                                       (i)  the sum of (a) one-month LIBOR as
                                            determined for the related period
                                            and (b) the certificate margin for
                                            the applicable class; and
                                       (ii) the Pool Maximum Rate Cap for such
                                            Distribution Date.
                                  On each Distribution Date after the Optional
                                  Termination Date, the certificate margins for the Class A Certificates will be 2 times the related initial certificate margins, and the certificate margins for the Class M
                                  Certificates will be 1.5 times the related initial certificate margins.

POOL CAP:                         The "Pool Cap" for any Distribution Date and
                                  for the Certificates will be a per annum rate
                                  (subject to adjustment based on the actual number of days elapsed in the related Interest
                                  Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Principal Balances of the Mortgage Loans as of the first day of the related Collection Period less (y) the Net Swap Payment or Swap
                                  Termination Payment, if any, made to the Swap
                                  Provider (only if such Swap Termination
                                  Payment is not due to a Swap Provider Trigger
                                  Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination
                                  Payment made to the Swap Provider by the Trust multiplied by 12, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period.

POOL MAXIMUM RATE CAP:            The "Pool Maximum Rate Cap" for any
                                  Distribution Date and for the Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual
                                  Period) equal to the weighted average of the Net Maximum Mortgage Interest Rates for the
                                  Mortgage Loans, weighted on the basis of the Principal Balances of the Mortgage Loans as of the first day of the related Collection Period less (x) the Net Swap Payment or Swap
                                  Termination Payment, if any, made to the Swap
                                  Provider (only if such Swap Termination
                                  Payment is not due to a Swap Provider Trigger
                                  Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination
                                  Payment made to the Swap Provider by the Trust multiplied by 12, and the denominator of which is equal to the Principal Balances of the Mortgage Loans as of the first day of the related collection period plus (y) a percentage, equal to a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider multiplied by 12, and the denominator of which is equal to the Principal
                                  Balances of the Mortgage Loans as of the first day of the related collection period.


* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                                 SWAP AGREEMENT
--------------------------------------------------------------------------------

SWAP AGREEMENT:                   On the Closing Date, the Trustee will enter
                                  into a Swap Agreement with notional amounts as shown in the Swap Schedule hereto. Under the Swap Agreement, the Supplemental Interest
                                  Trust is obligated to pay to the Swap Provider a fixed payment equal to the product of (x)
                                  4.98%, (y) the Notional Amount for such
                                  Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first
                                  Distribution Date, the number of days elapsed from the closing date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 and the Swap Provider is obligated to pay to the Supplemental Interest Trust a floating amount equal to the product of (x) one-month LIBOR ,
                                  (y) the Notional Amount for such Distribution
                                  Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date) and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap
                                  Payment"). See the attached Swap Schedule.
                                  Generally, the Net Swap Payment will be
                                  deposited into a swap account (the "Swap
                                  Account") by the Trustee pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed as described under "Swap Payment Distribution" below. Upon early termination of the Swap
                                  Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination
                                  Payment ") to the other party (regardless of which party caused the termination). The Swap
                                  Termination Payment will be computed in
                                  accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances that payment will be paid on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to distributions to
                                  Certificateholders.


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                           INTEREST RATE SWAP SCHEDULE
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
  PERIOD     DISTRIBUTION DATE        NOTIONAL AMOUNT ($)        PERIOD     DISTRIBUTION DATE        NOTIONAL AMOUNT ($)
-------------------------------------------------------------------------------------------------------------------------------
    1            3/25/2006               463,392,457               26           4/25/2008                   70,579,828
    2            4/25/2006               459,110,838               27           5/25/2008                   67,010,234
    3            5/25/2006               453,923,220               28           6/25/2008                   63,631,721
    4            6/25/2006               447,836,675               29           7/25/2008                   60,433,613
    5            7/25/2006               440,863,736               30           8/25/2008                   57,405,844
    6            8/25/2006               433,022,531               31           9/25/2008                   54,538,928
    7            9/25/2006               424,336,833               32          10/25/2008                   51,823,924
    8           10/25/2006               414,836,086               33          11/25/2008                   49,252,405
    9           11/25/2006               404,581,479               34          12/25/2008                   46,403,855
    10          12/25/2006               393,263,852               35           1/25/2009                   21,010,372
    11           1/25/2007               381,684,685               36           2/25/2009                   20,249,111
    12           2/25/2007               370,004,132               37           3/25/2009                   19,515,764
    13           3/25/2007               357,913,165               38           4/25/2009                   18,809,281
    14           4/25/2007               345,452,852               39           5/25/2009                   18,128,658
    15           5/25/2007               332,667,046               40           6/25/2009                   17,472,928
    16           6/25/2007               319,602,079               41           7/25/2009                   16,841,161
    17           7/25/2007               306,306,437               42           8/25/2009                   16,232,463
    18           8/25/2007               292,830,401               43           9/25/2009                   15,645,976
    19           9/25/2007               279,225,663               44          10/25/2009                   15,080,872
    20          10/25/2007               265,544,924               45          11/25/2009                   14,536,359
    21          11/25/2007               251,841,466               46          12/25/2009                   14,011,670
    22          12/25/2007               238,168,718               47           1/25/2010                   13,506,073
    23           1/25/2008                90,774,617               48           2/25/2010                   13,018,860
    24           2/25/2008                78,338,293               49           3/25/2010                   12,549,352
    25           3/25/2008                74,351,839               50           4/25/2010                   12,096,894
-------------------------------------------------------------------------------------------------------------------------------


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                                  TRIGGER EVENT
--------------------------------------------------------------------------------

TRIGGER EVENT:                    A Trigger Event exists with respect to any
                                  Distribution Date on or after the Stepdown
                                  Date (i) if the three month rolling average of 60+ day delinquent loans (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is equal to or greater than 29.14% of the Senior
                                  Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate principal balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to that Distribution Date:

                                        DISTRIBUTION DATES                                   PERCENTAGE
                                        ------------------                                   ----------
                                    March 2008 - February 2009        1.60% for the first month, plus an additional 1/12th of
                                                                                  2.05% for each month thereafter,
                                    March 2009 - February 2010        3.65% for the first month, plus an additional 1/12th of
                                                                                  2.05% for each month thereafter,
                                    March 2010 - February 2011          5.70% for the first month, plus an additional 1/12th
                                                                                of 1.65% for each month thereafter,
                                    March 2011 - February 2012        7.35% for the first month, plus an additional 1/12th of
                                                                                  0.85% for each month thereafter,
                                    March 2012 - February 2013        8.20% for the first month, plus an additional 1/12th of
                                                                                  0.05% for each month thereafter,
                                       March 2013 and after                                    8.25%


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                             INTEREST DISTRIBUTIONS*
--------------------------------------------------------------------------------

On each Distribution Date, the Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i)     first, to the Credit Risk Manager, the Credit Risk Manager Fee;

(ii) concurrently, to the holders of the Class A Certificates, pro rata, Accrued Certificate Interest thereon for such Distribution Date;

(iii) concurrently, to the holders of the Class A Certificates, pro rata, the Interest Carry Forward Amount thereon for such Distribution Date;

(iv) to the holders of the Class M-1 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(v) to the holders of the Class M-2 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(vi) to the holders of the Class M-3 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(vii) to the holders of the Class M-4 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(viii) to the holders of the Class M-5 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(ix) to the holders of the Class M-6 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(x) to the holders of the Class M-7 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(xi) to the holders of the Class M-8 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(xii) to the holders of the Class M-9 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(xiii) to the holders of the Class M-10 Certificates, Accrued Certificate Interest thereon for such Distribution Date; and

(xiv)   any remainder as described under "Excess Cashflow Distribution."




* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                             PRINCIPAL DISTRIBUTIONS*
--------------------------------------------------------------------------------

I. On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

      first, to Class A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

      second, to Class A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

      third, to Class A-3 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

      fourth, to Class A-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

      fifth, to the Class M-1 Certificates until the Certificate Principal balance thereof is reduced to zero;

      sixth, to the Class M-2 Certificates until the Certificate Principal balance thereof is reduced to zero;

      seventh, to the Class M-3 Certificates until the Certificate Principal balance thereof is reduced to zero;

      eighth, to the Class M-4 Certificates until the Certificate Principal balance thereof is reduced to zero;

      ninth, to the Class M-5 Certificates until the Certificate Principal balance thereof is reduced to zero;

      tenth, to the Class M-6 Certificates until the Certificate Principal balance thereof is reduced to zero;

      eleventh, to the Class M-7 Certificates until the Certificate Principal balance thereof is reduced to zero;

      twelfth, to the Class M-8 Certificates until the Certificate Principal balance thereof is reduced to zero;

      thirteenth, to the Class M-9 Certificates until the Certificate Principal balance thereof is reduced to zero;

      fourteenth, to the Class M-10 Certificates until the Certificate Principal balance thereof is reduced to zero; and

      fifteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under "Excess Cashflow Distribution".



Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                             PRINCIPAL DISTRIBUTIONS*
--------------------------------------------------------------------------------

II. On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

      first, to the Class A-1 Certificates, up to the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

      second, to the Class A-2 Certificates, up to the Senior Principal Distribution Amount remaining after priority first above, until the Certificate Principal Balance thereof is reduced to zero;

      third, to the Class A-3 Certificates, up to the Senior Principal Distribution Amount remaining after priority first and second above, until the Certificate Principal Balance thereof is reduced to zero;

      fourth, to the Class A-4 Certificates, up to the Senior Principal Distribution Amount remaining after priority first, second and third above, until the Certificate Principal Balance thereof is reduced to zero;

      fifth, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      sixth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      seventh, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      eighth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      ninth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      tenth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      eleventh, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero twelfth, the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      thirteenth, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      fourteenth, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

      fifteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under "Excess Cashflow Distribution".



In the case of I and II above, after all of the Class M Certificates have been reduced to zero, principal will be distributed to the Class A Certificates on a pro rata basis based on the certificate principal balances of each such class.


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                          EXCESS CASHFLOW DISTRIBUTION*
--------------------------------------------------------------------------------

On each Distribution Date, any excess cashflow shall be paid as follows:

    (i) to build or maintain the Overcollateralization Amount to the Overcollateralization Target Amount;

    (ii) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

    (iii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such classes for that Distribution Date;

    (iv) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (v) to the Class M-1 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (vi) to the Class M-1 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

    (vii) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (viii) to the Class M-2 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (ix) to the Class M-2 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

    (x) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xi) to the Class M-3 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xii) to the Class M-3 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

    (xiii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xiv) to the Class M-4 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xv) to the Class M-4 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

    (xvi) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xvii) to the Class M-5 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xviii) to the Class M-5 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;



Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                    EXCESS CASHFLOW DISTRIBUTION (Continued)*
--------------------------------------------------------------------------------

    (xix) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xx) to the Class M-6 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xxi) to the Class M-6 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

    (xxii) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xxiii) to the Class M-7 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xxiv) to the Class M-7 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

    (xxv) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xxvi) to the Class M-8 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xxvii) to the Class M-8 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

    (xxviii) to the Class M-9 Certificates, any remaining Accrued Certificate
             Interest for this class for that Distribution Date;

    (xxix) to the Class M-9 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xxx) to the Class M-9 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

    (xxxi) to the Class M-10 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

    (xxxii) to the Class M-10 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

    (xxxiii) to the Class M-10 Certificates, any related Realized Loss
             Amortization Amount for that Distribution Date;

    (xxxiv) to the Cap Carryover Reserve Account and from such Reserve Account, first, to the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any Cap Carryover Amount for such class;

    (xxxv) to the Swap Provider, any Swap Termination Payment due to the Swap Provider resulting from a Swap Provider Trigger Event; and

    (xxxvi) any remaining amounts as specified in the pooling and servicing agreement.




* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.




Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


                           SWAP PAYMENT DISTRIBUTION*
--------------------------------------------------------------------------------

On each Distribution Date, following the distribution of the Monthly Excess Cashflow Amount, payments from the Swap Account shall be distributed as follows:

    (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

    (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

    (iii) concurrently, to each class of the Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

    (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

    (v) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Interest Amount and only to the extent of Cumulative Realized Losses;

    (vi) concurrently, to each class of Class A Certificates, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account, on a pro rata basis based on such respective Cap Carryover Amounts remaining;

    (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account; and

    (viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, to the extent of any remaining related Realized Loss Amortization Amount for such class.


* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.



Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

                         DESCRIPTION OF THE COLLATERAL
                          TOTAL MORTGAGE LOANS SUMMARY

SUMMARY                                                                              TOTAL           MINIMUM           MAXIMUM
-------------------------------------------------------------------------------------------------------------------------------
Aggregate Principal Balance                                                $487,781,534.25
Number of Loans                                                                      3,182
Average Original Loan Balance                                                  $153,452.04        $26,500.00       $960,000.00
Average Current Loan Balance                                                   $153,294.01        $26,315.02       $960,000.00
(1) Weighted Average Combined Original LTV                                          100.00            95.00%           103.00%
(1) Weighted Average Gross Coupon                                                   8.361%            5.875%           11.250%
(1) (2) Weighted Average Gross Margin                                               6.372%            5.000%            8.375%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)              25 months          9 months         59 months
(1) Weighted Average Remaining Term to Maturity (months)                        357 months        177 months        360 months
(1) Weighted Average Credit Score                                                      660               580               813
-------------------------------------------------------------------------------------------------------------------------------

(1) Weighted Average reflected in Total.
(2) Adjustable Loans Only


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                             PERCENT OF TOTAL
                                                                                                             PRINCIPAL BALANCE
                                                                                                             ------------------

         Product Type                                         Adjustable                                            86.66%
                                                              Fixed                                                 13.34%

        Fully Amortizing Mortgage Loans                                                                             66.49%
        Interest Only Loans                                                                                         29.77%
        Balloon Loans                                                                                                3.75%

        Lien:                                                 First                                                100.00%
                                                              Second                                                 0.00%

        Property Type                                         SFR                                                  73.91%
                                                              2-4 Family                                            4.24%
                                                              PUD                                                  14.91%
                                                              Low Rise Condo                                        6.37%
                                                              High Rise Condo                                       0.56%
                                                              Modular                                               0.02%



         Geographic Distribution(Top 5 States)                California                                            8.74%
                                                              Ohio                                                  8.36%
                                                              Illinois                                              8.10%
                                                              Michigan                                              7.61%
                                                              North Carolina                                        6.96%

        Number of States                                      49
        Largest Zip Code Concentration                        22192                                                  0.32%
        Loans with Prepayment Penalties                                                                             64.47%
-------------------------------------------------------------------------------------------------------------------------------


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------
The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in a column may not equal the total indicated due to rounding).

RANGE OF MORTGAGE INTEREST RATES

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
MORTGAGE INTEREST       MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
  RATES (%)              LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
5.501 - 6.000                  1     $    172,093.31       0.04     49.00      5.875       743       100.00       360         2
6.001 - 6.500                  2          292,635.21       0.06     41.26      6.500       751       100.00       360         1
6.501 - 7.000                 49        9,889,383.47       2.03     43.05      6.903       699        99.96       360         2
7.001 - 7.500                237       46,311,242.99       9.49     43.61      7.366       698       100.12       359         2
7.501 - 8.000                678      119,052,047.86      24.41     42.75      7.852       678       100.02       360         2
8.001 - 8.500                846      137,356,306.36      28.16     43.19      8.327       662        99.97       359         2
8.501 - 9.000                746      102,190,044.84      20.95     42.46      8.786       643        99.97       359         2
9.001 - 9.500                379       45,033,615.76       9.23     43.01      9.300       622        99.96       360         2
9.501 - 10.000               205       23,543,019.45       4.83     41.31      9.775       614        99.97       360         2
10.001 - 10.500               33        3,537,711.85       0.73     42.04     10.266       606       100.00       360         2
10.501 - 11.000                4          290,676.81       0.06     30.54     10.696       600       100.00       360         2
11.001 - 11.500                2          112,756.34       0.02     28.87     11.221       598       100.00       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660       100.00       359         2

ORIGINAL LOAN-TO-VALUE RATIO*

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
ORIGINAL LOAN-TO-       MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
VALUE (%)                LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
90.01 - 95.00                  1     $    113,683.08       0.02     46.00      7.875       629      95.00       360         4
95.01 - 100.00             3,127      476,475,726.63      97.68     42.87      8.373       659      99.93       359         2
100.01-103.00                 54       11,192,124.54       2.29     41.40      7.843       685     102.74       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2


*The "Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination over (ii) the Value of the related Mortgaged Property. "Value" means with respect to any Mortgaged Property, the lesser of: (i) an amount determined by an appraisal done at origination of the Mortgage Loan; provided, however, the amount may be reduced to reflect the results of a review of such appraisal in accordance with the Originator's underwriting guidelines and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, the value of the Mortgaged Property is based solely upon clause
(i) above.



Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

PRINCIPAL BALANCE

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
PRINCIPAL BALANCE ($)    LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
---------------------  ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
less than 50,000.00          183     $  7,957,339.11       1.63     36.73      8.926       643     100.04       355         2
50,000.01 - 100,000.00     1,112       85,880,721.32      17.61     40.60      8.627       641      99.98       359         2
100,000.01 - 150,000 00      784       97,450,246.72      19.98     42.35      8.393       651     100.01       360         2
150,000.01 - 200,000 00      450       77,573,564.93      15.90     42.91      8.374       657      99.96       359         2
200,000.01 - 250,000 00      223       50,350,691.90      10.32     43.04      8.258       664     100.09       360         2
250,000.01 - 300,000 00      142       38,635,810.57       7.92     44.27      8.228       671      99.88       359         2
300,000.01 - 350,000 00       78       25,532,639.40       5.23     43.95      8.301       668     100.12       360         2
350,000.01 - 400,000 00       60       22,465,488.97       4.61     43.14      8.223       671     100.05       360         2
400,000.01 - 450,000 00       38       16,165,226.82       3.31     44.73      8.300       679      99.94       360         2
450,000.01 - 500,000 00       34       16,227,977.32       3.33     46.00      8.299       676      99.99       360         2
500,000.01 - 550,000 00       21       11,098,355.89       2.28     43.95      8.054       669      99.71       360         2
550,000.01 - 600,000 00       20       11,560,854.85       2.37     45.21      8.182       681     100.14       360         2
600,000.01 - 650,000 00       13        8,169,256.72       1.67     43.44      8.128       669     100.24       360         2
650,000.01 - 700,000 00        6        4,144,325.34       0.85     39.28      8.566       701      99.55       360         2
700,000.01 - 750,000 00        5        3,632,416.48       0.74     46.84      8.218       679     100.00       360         2
750,000.01 - 800,000 00        4        3,127,967.71       0.64     43.96      7.785       730     100.22       360         2
800,000.01 - 850,000 00        3        2,497,937.20       0.51     50.00      7.663       690     100.00       360         3
850,000.01 - 900,000 00        5        4,350,713.00       0.89     49.77      7.530       697     100.00       360         2
950,000.01 - 1,000,000.00      1          960,000.00       0.20     49.00      8.125       702     100.00       360         3
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



ORIGINAL TERM TO MATURITY

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
ORIGINAL TERM TO        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
MATURITY (MONTHS)        LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
--------------------   ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
180                         16       $  1,461,023.35       0.30     41.07      8.435       676     100.00       180         2
240                          1             67,768.31       0.01     16.00      7.999       661      97.14       240         2
360                      3,165        486,252,742.59      99.69     42.85      8.361       660     100.00       360         2
TOTAL:                   3,182       $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



REMAINING TERM TO MATURITY

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
REMAINING TERM TO       MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
MATURITY (MONTHS)        LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
176 - 180                     16     $  1,461,023.35       0.30     41.07      8.435       676     100.00       180         2
236 - 240                      1           67,768.31       0.01     16.00      7.999       661      97.14       240         2
351 - 355                     13        3,687,001.43       0.76     44.16      7.821       676     100.22       360         6
356 - 360                  3,152      482,565,741.16      98.93     42.84      8.365       660     100.00       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

CREDIT SCORE*

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
CREDIT SCORE             LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
801 - 850                      9     $  1,977,884.83       0.41     43.79      7.927       805     100.00       360         2
751 - 800                     86       15,122,842.69       3.10     40.85      7.818       769      99.98       359         2
701 - 750                    354       72,506,345.54      14.86     42.83      7.911       719     100.06       359         2
651 - 700                  1,053      179,817,444.10      36.86     43.12      8.137       672     100.01       359         2
601 - 650                  1,289      178,080,043.83      36.51     43.16      8.646       628      99.96       360         2
551 - 600                    391       40,276,973.26       8.26     40.87      9.136       590     100.00       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2

*"CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. The Credit Scores set forth in the table above were obtained at either the time of origination of the Mortgage Loan or more recently.



PROPERTY TYPE

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
PROPERTY TYPE            LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
Single Family Residence    2,575     $360,503,644.79      73.91     42.47      8.387       656      99.97       359         2
Planned Unit Development     306       72,717,253.69      14.91     43.72      8.299       666     100.05       360         2
Low Rise Condominium         182       31,053,118.99       6.37     43.83      8.329       668     100.17       358         2
2-4 Family                   107       20,698,412.41       4.24     44.59      8.153       681     100.00       360         2
High Rise Condominium         11        2,729,660.48       0.56     43.95      8.615       706     100.03       360         2
Modular                        1           79,443.89       0.02     44.00      7.750       754     100.00       360         1
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



OCCUPANCY STATUS

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
OCCUPANCY STATUS         LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
----------------       ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
Primary                    3,161     $483,291,127.79      99.08     42.87      8.361       659     100.00       359         2
Secondary                     21        4,490,406.46       0.92     39.35      8.375       736     100.00       358         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2

Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

DOCUMENTATION

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
DOCUMENTATION            LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
Full Documentation       2,055    $   258,158,753.04     52.93      42.61     8.378        647       100.06       359          2
No Income
Verification (NIV)         970        176,298,006.92     36.14      42.58     8.380        674        99.91       359          2
Stated Plus                135         48,845,844.19     10.01      44.78     8.218        679        99.98       360          2
Blended Access              19          3,435,856.50      0.70      44.41     8.283        657        99.84       360          2
Limited Income
Verification (LIV)           3          1,043,073.60      0.21      48.03     7.823        688       100.00       360          3
TOTAL:                   3,182    $   487,781,534.25    100.00      42.84     8.361        660       100.00       359          2



LOAN PURPOSE


                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
LOAN PURPOSE             LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
Purchase                   2,617     $380,836,984.92      78.08     42.70      8.351       660     100.06       360         2
Refinance - Cashout          509       97,585,729.06      20.01     43.44      8.422       657      99.82       358         2
Refinance - Rate Term         56        9,358,820.27       1.92     42.40      8.135       670      99.36       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



PRODUCT TYPE


                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
PRODUCT TYPE             LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
15 year fixed                 13     $  1,016,758.41       0.21     40.30      8.241       687     100.00       180         2
15 year fixed
  with 5 year IO               2          329,384.64       0.07     44.16      8.750       617     100.00       180         3
15/30 balloon                  1          114,880.30       0.02     39.00      9.250       747     100.00       180         2
1/29 6ML                       4        1,110,934.39       0.23     49.36      8.040       692      99.82       360         3
20 year fixed                  1           67,768.31       0.01     16.00      7.999       661      97.14       240         2
2/28 6ML                   1,397      189,452,347.34      38.84     41.78      8.338       657     100.05       360         2
2/28 6ML with 5 year IO      455      102,779,996.08      21.07     44.53      8.314       667      99.94       360         2
2/28 6ML 30/40 balloon        72       17,082,344.77       3.50     45.42      8.164       675     100.01       360         1
30 year fixed                497       57,330,437.50      11.75     41.84      8.706       645     100.00       360         2
30 year fixed
  with 5 year IO              34        5,331,127.40       1.09     45.33      8.976       627      99.76       360         2
30/40 balloon                  5          899,055.84       0.18     41.14      8.579       651     100.00       360         1
3/27 6ML                     498       73,233,348.58      15.01     42.66      8.298       658      99.98       360         2
3/27 6ML with 5 year IO      180       35,690,024.68       7.32     43.98      8.209       673      99.95       360         2
5/25 6ML                      16        2,104,529.73       0.43     42.35      7.996       696     100.00       360         2
5/25 6ML with 5 year IO        6        1,057,750.00       0.22     41.52      8.697       665     100.00       360         2
5/25 6ML 30/40 balloon         1          180,846.28       0.04     52.00      7.875       680     100.00       360         1
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------
DURATION OF INTEREST ONLY PERIOD

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
 DURATION OF            NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
INTEREST ONLY           MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
PERIOD (MONTHS)          LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
0                          2,505     $342,593,251.45      70.23     42.18      8.380       657     100.02       359         2
60                           677      145,188,282.80      29.77     44.40      8.317       667      99.94       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



LIEN POSITION

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
LIEN POSITION            LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
1st Lien                   3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2



PREPAYMENT PENALTY TERM

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
PREPAYMENT PENALTY      MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
     TERM                LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
No Prepay Penalty          1,080     $173,328,939.60      35.53     43.11      8.435       663      99.97       359         2
12                            97       19,497,165.08       4.00     44.75      8.513       669     100.01       358         2
24                         1,150      177,726,199.12      36.44     42.32      8.322       660     100.04       360         2
36                           855      117,229,230.45      24.03     42.92      8.286       654      99.97       359         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
GEOGRAPHIC              MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
DISTRIBUTION             LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
California                    98     $ 42,646,227.19       8.74     44.64      8.136       680     100.05       360         2
Ohio                         361       40,778,112.47       8.36     42.10      8.442       643      99.99       359         2
Illinois                     217       39,499,196.60       8.10     44.10      8.290       669      99.97       357         2
Michigan                     271       37,108,353.75       7.61     43.04      8.194       656      99.93       360         2
North Carolina               254       33,928,339.73       6.96     42.64      8.422       651     100.02       360         2
Florida                      142       30,605,218.32       6.27     41.58      8.440       672     100.18       360         2
New York                     204       28,490,947.99       5.84     43.22      8.352       666      99.92       359         2
Indiana                      245       25,976,268.83       5.33     41.07      8.428       642      99.89       360         2
New Jersey                    85       21,831,828.67       4.48     42.57      8.259       674      99.98       360         2
Georgia                      120       18,537,194.25       3.80     43.30      8.461       652      99.84       360         2
Pennsylvania                 156       17,775,420.12       3.64     42.97      8.446       651     100.04       360         2
South Carolina               106       13,510,507.99       2.77     41.94      8.534       642     100.00       360         2
Maryland                      42       11,798,486.89       2.42     44.29      8.355       672     100.33       360         2
Wisconsin                     81       11,389,738.71       2.34     42.72      8.326       664      99.95       360         2
Virginia                      35       10,437,698.42       2.14     44.24      8.051       674     100.34       360         2
Kentucky                      89       10,105,740.39       2.07     41.23      8.440       639      99.86       360         2
Missouri                      80        9,716,581.41       1.99     42.61      8.578       659      99.89       360         2
Texas                         92        8,606,082.19       1.76     40.08      8.498       655      99.97       352         2
Minnesota                     46        8,137,305.84       1.67     44.81      8.273       665      99.93       360         2
Tennessee                     66        7,058,805.89       1.45     38.84      8.560       647     100.03       360         2
Alabama                       57        6,551,644.20       1.34     40.81      8.961       634      99.92       360         3
Massachusetts                 22        6,120,875.94       1.25     45.52      8.287       683     100.00       360         2
Oregon                        23        6,001,416.68       1.23     45.24      8.128       679     100.00       360         2
Washington                    24        4,605,440.56       0.94     44.94      8.064       670      99.99       360         2
Utah                          23        3,968,162.08       0.81     42.77      8.388       657     100.08       360         2
Arizona                       14        3,938,444.78       0.81     44.38      8.382       678     100.21       360         2
Iowa                          47        3,799,282.76       0.78     40.62      8.594       638      99.97       360         2
Nevada                        18        3,725,334.23       0.76     39.99      8.437       660      99.81       360         2
Colorado                      14        2,861,838.38       0.59     40.77      8.074       668      99.70       360         2
Arkansas                      27        2,491,720.62       0.51     44.89      8.406       648     100.00       360         2
Connecticut                   11        2,136,316.08       0.44     44.12      8.423       661     100.00       360         2
New Hampshire                  8        1,532,290.66       0.31     46.08      8.477       642     100.00       360         2
District of Columbia           3        1,423,788.16       0.29     40.71      7.820       710     100.00       360         1
Oklahoma                      16        1,338,769.69       0.27     41.02      8.647       633     100.00       360         2
Kansas                        15        1,299,984.81       0.27     43.44      8.858       655      99.99       360         2
Mississippi                   11        1,198,869.33       0.25     45.60      8.675       630      99.68       353         2
Maine                          8        1,165,647.93       0.24     46.30      8.715       658      99.96       360         3
Rhode Island                   5        1,148,724.63       0.24     48.88      8.529       650     100.00       360         2
West Virginia                 11        1,086,451.84       0.22     45.03      8.429       641     100.00       353         2
North Dakota                   5          483,821.97       0.10     45.36      7.805       661     100.00       336         2
South Dakota                   6          462,236.32       0.09     39.51      8.787       649     100.30       360         2
Nebraska                       5          458,166.97       0.09     32.31      9.339       613      99.83       360         2
Delaware                       2          451,428.68       0.09     30.67      8.885       706      99.99       360         2
New Mexico                     5          451,310.33       0.09     38.08      8.507       641     100.00       360         3
Idaho                          4          446,111.05       0.09     45.06      9.404       624     100.00       360         2
Louisiana                      4          361,300.46       0.07     22.21      9.466       623     100.00       360         2
Wyoming                        2          190,647.99       0.04     31.43      9.151       667     100.00       360         2
Vermont                        1           79,923.05       0.02     32.00      9.625       631     100.00       360         2
Montana                        1           63,528.42       0.01     20.00      8.875       632     100.00       360         2
TOTAL:                     3,182     $487,781,534.25     100.00     42.84      8.361       660     100.00       359         2


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

RANGE OF GROSS MARGINS - (ADJUSTABLE LOANS ONLY)

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
 GROSS                  MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
MARGIN (%)               LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
4.501 - 5.000                  2     $    872,950.00       0.21     44.23      7.452       690     100.00       360         2
5.001 - 5.500                  1          195,554.47       0.05     38.00      7.490       743     103.00       360         1
5.501 - 6.000                665      133,241,626.73      31.52     43.72      7.909       665      99.97       360         2
6.001 - 6.500              1,056      174,940,904.31      41.39     43.21      8.272       664     100.01       360         2
6.501 - 7.000                653       85,867,181.07      20.31     42.42      8.705       656     100.03       360         2
7.001 - 7.500                225       25,650,988.55       6.07     39.33      9.215       650      99.96       360         2
7.501 - 8.000                 22        1,738,338.41       0.41     40.88      9.456       654     100.00       360         2
8.001 - 8.500                  5          184,578.31       0.04     30.40      9.720       659     100.00       360         3
TOTAL:                     2,629     $422,692,121.85     100.00     42.96      8.306       662     100.00       360         2



INITIAL PERIODIC RATE CAP - (ADJUSTABLE LOANS ONLY)

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
INITIAL                 NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
PERIODIC                MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
CAP (%)                  LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
2.000                          4     $  1,110,934.39       0.26     49.36      8.040       692      99.82       360         3
3.000                      2,625      421,581,187.46      99.74     42.94      8.306       662     100.00       360         2
TOTAL:                     2,629     $422,692,121.85     100.00     42.96      8.306       662     100.00       360         2



PERIODIC RATE CAP - (ADJUSTABLE LOANS ONLY)

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
SUBSEQUENT              NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
PERIODIC                MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
CAP (%)                  LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
1.000                      2,629     $422,692,121.85     100.00     42.96      8.306       662     100.00       360         2
TOTAL:                     2,629     $422,692,121.85     100.00     42.96      8.306       662     100.00       360         2


Banc of America Securities LLC
-------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

RANGE OF MAXIMUM INTEREST RATES - (ADJUSTABLE LOANS ONLY)

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
MAXIMUM MORTGAGE        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
INTEREST RATE (%)        LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
11.501 - 12.000             1    $       172,093.31        0.04    49.00      5.875        743       100.00         360        2
12.001 - 12.500             2            292,635.21        0.07    41.26      6.500        751       100.00         360        1
12.501 - 13.000            49         10,198,789.40        2.41    43.21      6.943        698        99.96         360        2
13.001 - 13.500           227         44,527,072.56       10.53    43.50      7.363        696       100.12         360        2
13.501 - 14.000           621        110,430,598.02       26.13    42.87      7.849        677       100.02         360        2
14.001 - 14.500           723        121,988,591.82       28.86    43.28      8.324        664        99.98         360        2
14.501 - 15.000           552         79,444,381.08       18.79    42.45      8.787        644        99.97         360        2
15.001 - 15.500           281         34,294,642.96        8.11    43.15      9.297        621        99.95         360        2
15.501 - 16.000           152         18,632,341.93        4.41    41.55      9.774        614        99.96         360        2
16.001 - 16.500            19          2,619,709.70        0.62    44.44     10.275        607       100.00         360        2
16.501 - 17.000             1             64,950.84        0.02    37.00     10.750        616       100.00         360        2
17.001 - 17.500             1             26,315.02        0.01    35.00     11.125        583       100.00         360        2
TOTAL:                  2,629    $   422,692,121.85      100.00    42.96      8.306        662       100.00         360        2



RANGE OF MINIMUM INTEREST RATES- (ADJUSTABLE LOANS ONLY)

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
MINIMUM MORTGAGE        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
INTEREST RATE (%)        LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
5.501 - 6.000               1    $       172,093.31        0.04      49.00      5.875        743       100.00       360        2
6.001 - 6.500               2            292,635.21        0.07      41.26      6.500        751       100.00       360        1
6.501 - 7.000              49         10,198,789.40        2.41      43.21      6.943        698        99.96       360        2
7.001 - 7.500             227         44,527,072.56       10.53      43.50      7.363        696       100.12       360        2
7.501 - 8.000             621        110,430,598.02       26.13      42.87      7.849        677       100.02       360        2
8.001 - 8.500             723        121,988,591.82       28.86      43.28      8.324        664        99.98       360        2
8.501 - 9.000             552         79,444,381.08       18.79      42.45      8.787        644        99.97       360        2
9.001 - 9.500             281         34,294,642.96        8.11      43.15      9.297        621        99.95       360        2
9.501 - 10.000            152         18,632,341.93        4.41      41.55      9.774        614        99.96       360        2
10.001 - 10.500            19          2,619,709.70        0.62      44.44     10.275        607       100.00       360        2
10.501 - 11.000             1             64,950.84        0.02      37.00     10.750        616       100.00       360        2
11.001 - 11.500             1             26,315.02        0.01      35.00     11.125        583       100.00       360        2
TOTAL:                  2,629    $   422,692,121.85      100.00      42.96      8.306        662       100.00       360        2


BANC OF AMERICA SECURITIES LLC
-------------------------------------------------------------------------------
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND ITS AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL BANKING RELATIONSHIP WITH THE ISSUER.

THE INFORMATION CONTAINED IN THESE MATERIALS MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. BANC OF AMERICA SECURITIES LLC (THE "UNDERWRITER") MAKES NO REPRESENTATION REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THESE MATERIALS SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. THE UNDERWRITER AND ITS AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THESE MATERIALS, MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). INFORMATION IN THESE MATERIALS IS CURRENT AS OF THE DATE APPEARING ON THE MATERIAL ONLY. INFORMATION IN THESE MATERIALS REGARDING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH SECURITIES. THESE MATERIALS ARE NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------

NEXT INTEREST ADJUSTMENT DATE - (ADJUSTABLE LOANS ONLY)


                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
NEXT RATE               MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
ADJUSTMENT DATE          LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-----------------      ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
November 1, 2006           2    $       802,795.38        0.19      49.15     7.792        704        99.75         360        3
December 1, 2006           2            308,139.01        0.07      49.93     8.687        662       100.00         360        2
May 1, 2007                2            571,301.38        0.14      36.11     7.579        646       100.00         360        9
June 1, 2007               1             82,148.45        0.02      32.00     9.250        585       100.00         360        8
July 1, 2007               1            150,294.38        0.04      18.00     8.125        642       100.00         360        7
August 1, 2007             1            158,384.41        0.04      55.00     8.625        603       100.00         360        6
September 1, 2007          4          1,476,346.44        0.35      50.82     7.533        731       100.54         360        5
October 1, 2007           14          2,374,479.11        0.56      42.31     8.193        662        99.98         360        4
November 1, 2007         546         85,171,109.79       20.15      42.40     8.265        654        99.97         360        3
December 1, 2007       1,054        165,056,543.70       39.05      42.98     8.467        657       100.01         360        2
January 1, 2008          300         54,184,080.53       12.82      43.35     7.995        684       100.06         360        1
February 1, 2008           1             90,000.00        0.02      50.00     7.875        722       100.00         360        0
August 1, 2008             1            237,890.28        0.06      36.00     7.375        670       100.00         360        6
September 1, 2008          1            568,012.72        0.13      43.00     7.875        649       100.00         360        5
October 1, 2008            2            238,293.60        0.06      40.69     7.625        693       100.85         360        4
November 1, 2008         208         33,614,654.30        7.95      43.15     8.143        660        99.94         360        3
December 1, 2008         370         59,038,423.02       13.97      43.20     8.425        659        99.97         360        2
January 1, 2009           96         15,226,099.34        3.60      42.71     7.980        684       100.03         360        1
November 1, 2010           4            591,509.85        0.14      48.94     8.414        650       100.00         360        3
December 1, 2010          13          1,704,579.55        0.40      39.13     8.547        683       100.00         360        2
January 1, 2011            6          1,047,036.61        0.25      44.70     7.550        709       100.00         360        1
TOTAL:                 2,629    $   422,692,121.85      100.00      42.96     8.306        662       100.00         360        2


DEBT-TO-INCOME RATIO*

                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
DEBT-TO-INCOME          MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
RATIO (%)                LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
---------------------  ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
0.00 - 4.99                1    $       156,582.05         0.03        2.00     8.000        631       100.00      360           3
5.00 - 9.99                3            723,367.08         0.15        6.91     8.564        641       100.00      360           2
10.00 - 14.99              7            996,838.84         0.20       11.56     8.853        659       100.00      360           2
15.00 - 19.99             39          3,533,615.93         0.72       17.26     8.281        657        99.85      358           2
20.00 - 24.99            122         12,445,588.45         2.55       22.23     8.451        650       100.03      360           2
25.00 - 29.99            186         20,664,312.52         4.24       27.27     8.474        657        99.89      359           2
30.00 - 34.99            308         37,157,339.45         7.62       32.23     8.400        656       100.00      359           2
35.00 - 39.99            465         66,826,838.44        13.70       37.23     8.343        664       100.06      360           2
40.00 - 44.99            610        101,722,384.17        20.85       42.13     8.378        663       100.01      359           2
45.00 - 49.99            793        138,391,841.73        28.37       47.13     8.359        663       100.02      360           2
50.00 - 54.99            531         87,641,726.58        17.97       51.59     8.336        654        99.94      360           2
55.00                    117         17,521,099.01         3.59       55.00     8.180        651        99.95      360           2
TOTAL:                 3,182    $   487,781,534.25       100.00       42.84     8.361        660       100.00      359           2


*THE "DEBT-TO-INCOME RATIO" OF A MORTGAGE LOAN GENERALLY MEANS THE RATIO, EXPRESSED AS A PERCENTAGE, OF A MORTGAGOR'S MONTHLY DEBT OBLIGATIONS (INCLUDING THE MONTHLY PAYMENT ON THE MORTGAGE LOAN AND RELATED EXPENSES SUCH AS PROPERTY TAXES AND HAZARD INSURANCE) TO HIS OR HER GROSS MONTHLY INCOME.




BANC OF AMERICA SECURITIES LLC
-------------------------------------------------------------------------------
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND ITS AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL BANKING RELATIONSHIP WITH THE ISSUER.

THE INFORMATION CONTAINED IN THESE MATERIALS MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. BANC OF AMERICA SECURITIES LLC (THE "UNDERWRITER") MAKES NO REPRESENTATION REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THESE MATERIALS SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. THE UNDERWRITER AND ITS AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THESE MATERIALS, MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). INFORMATION IN THESE MATERIALS IS CURRENT AS OF THE DATE APPEARING ON THE MATERIAL ONLY. INFORMATION IN THESE MATERIALS REGARDING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH SECURITIES. THESE MATERIALS ARE NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

-------------------------------------------------------------------------------
FIRST FRANKLIN MORTGAGE LOAN TRUST 2006-FFH1
ASSET-BACKED CERTIFICATES, SERIES 2006-FFH1
$468,270,000 (APPROXIMATE)
-------------------------------------------------------------------------------


DELINQUENCY STATUS(1)


                                                         % OF
                                                       MORTGAGE                                     WEIGHTED   WEIGHTED
                                        AGGREGATE       LOANS     WEIGHTED   WEIGHTED               AVERAGE    AVERAGE
                                         CUT-OFF       BY CUT-    AVERAGE    AVERAGE    WEIGHTED    ORIGINAL   ORIGINAL    WEIGHTED
                        NUMBER OF         DATE         OFF DATE   DEBT-TO-   MORTGAGE   AVERAGE      LOAN-     TERM TO     AVERAGE
                        MORTGAGE        PRINCIPAL      PRINCIPAL   INCOME    INTEREST    CREDIT     TO-VALUE   MATURITY    LOAN AGE
DELINQUENCY STATUS*      LOANS           BALANCE        BALANCE    RATIO      RATE (%)    SCORE     RATIO (%)  (MONTHS)    (MONTHS)
-------------------    ---------    ----------------    --------  --------  ---------    -------   ----------   -------    --------
0-29 days              3,181     $   487,456,534.25      99.93     42.85      8.361         660        100.00      359           2
30-59 days                 1             325,000.00       0.07     35.00      8.500         646        100.00      360           3
TOTAL:                 3,182     $   487,781,534.25     100.00     42.84      8.361         660        100.00      359           2


(1) A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan.

BANC OF AMERICA SECURITIES LLC
-------------------------------------------------------------------------------
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU E-MAIL A REQUEST TO PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE SECURITIES MAY NOT BE SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES LLC AND ITS AFFILIATES MAY ACQUIRE, HOLD OR SELL POSITIONS IN THESE SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN INVESTMENT OR COMMERCIAL BANKING RELATIONSHIP WITH THE ISSUER.

THE INFORMATION CONTAINED IN THESE MATERIALS MAY BE BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. BANC OF AMERICA SECURITIES LLC (THE "UNDERWRITER") MAKES NO REPRESENTATION REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE LIKELIHOOD THAT ANY SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET CONDITIONS OR EVENTS, AND THESE MATERIALS SHOULD NOT BE RELIED UPON FOR SUCH PURPOSES. THE UNDERWRITER AND ITS AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THESE MATERIALS, MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND SELL, THE SECURITIES MENTIONED HEREIN OR DERIVATIVES THEREOF (INCLUDING OPTIONS). INFORMATION IN THESE MATERIALS IS CURRENT AS OF THE DATE APPEARING ON THE MATERIAL ONLY. INFORMATION IN THESE MATERIALS REGARDING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH SECURITIES. THESE MATERIALS ARE NOT TO BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

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